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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of Seagate Software, Inc. of our report dated July 17, 1998 (except for the second paragraph of the Summary of Significant Accounting Policies footnote, as to which the date is April 8,
1999), with respect to the consolidated financial statements and schedule of Seagate Software, Inc. included in the Annual Report (Form 10-K/A) for the year ended July 3, 1998.



                                                     /s/ Ernst & Young LLP


San Jose, California
April 14, 1999